Exhibit 10.35

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 15th day of August, 2007, by and between eLoyalty Corporation (“eLoyalty”) and William Noon, a resident of the State of Illinois (the “Employee”).

RECITALS

A. eLoyalty and Employee are parties to that certain Employment Agreement, dated as of April 4, 2005 (the “Agreement”), setting forth the terms and conditions of Employee’s employment with eLoyalty.

B. The parties desire to amend the Agreement as set forth herein to reflect certain changes to Employee’s terms of employment that are being made as of the effective date hereto in connection with Employee’s continuing service.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. The Agreement hereby is amended by appending the following language to Section 9 (“Non-Solicitation”):

“Furthermore, while employed by eLoyalty and for a period of one (1) year following termination of this Agreement or any renewal term (for any reason), Employee shall not, directly or indirectly, on behalf of Employee or any other person or entity, solicit any Client to become a client and/or customer of Employee or of any person or entity other than eLoyalty. For purposes of this Agreement, a “Client” is a person, firm, company, corporation or other entity to whom Employee has sold any eLoyalty products or services and/or to whom Employee was first introduced by eLoyalty and is, becomes, or is known to be, an actual or potential client or customer of eLoyalty.”

3. The Agreement shall remain unmodified other than as expressly set forth herein and, as so modified, shall remain in full force and effect.

4. This Amendment shall be governed in all respects by the laws of the State of Illinois.

IN WITNESS WHEREOF, Employee and the duly authorized officer of eLoyalty have executed this Amendment as of the date set forth above.

Employee	eLoyalty

/s/ William B. Noon	/s/ Steven Shapiro, VP, Gen. Counsel & Corporate Secretary

8/15/07	8/15/07
Date	Date